                                  FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC   20549



                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported):  April 2, 1998


                    CANTERBURY INFORMATION TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)



     Pennsylvania                  0-1558                   23-2170505
(State or other juris-          (Commission                (IRS Employer
diction of incorporation)       File Number)            Identification No.)





                             1600 Medford Plaza
                         Route 70 & Hartford Road
                         Medford, New Jersey 08055
                  (Address of Principal Executive Offices)

               Registrant's telephone number:  (609) 953-0044


                     CANTERBURY CORPORATE SERVICES, INC
                        (Former Name of Registrant)
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                                 FORM 8-K

ITEM 5.   OTHER EVENTS

          On April 2, 1998, the Board of Directors declared a one for three Reverse Stock Split of the Registant's common stock to be effectuated on April 14, 1998. For every 3 shares of common stock held of record on
April 14, 1998, the shareholder would receive 1 share of common stock.
Any fractional shares that result from the split will be rounded up to
the next whole share.   The new stock certificates will be issued in the
normal course of busuiness whenever the appropriate transfer is requested by the Shareholders. The number of authorized shares and the par value of the common stock would remain the same.

     In addition, as a result of the Reverse Stock Split, the Registrant applied for a new Cusip Number and changed its stock trading symbol on the NASDAQ National Market to "CITI."


                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CANTERBURY INFORMATION TECHNOLOGY, INC.

                         BY:  /s/Stanton M. Pikus
                              ------------------------------
                              STANTON M. PIKUS, President



4-2-98.8-K